            As filed with the Securities and Exchange Commission on May 18, 2001
                                                   Registration No. 333-________
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              ___________________

                                SONICWALL, INC.
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                                 77-0270079
   (State or other jurisdiction                       (IRS Employer
of incorporation or organization)                    Identification No.)

                              1160 Bordeaux Drive
                         Sunnyvale, California  94089
                                (408) 745-9600
              (Address of principal executive offices) (Zip Code)
                              ___________________

                 IGNYTE TECHNOLOGY, INC. 1999 STOCK OPTION PLAN
                            (Full title of the Plan)
                              ___________________

                                Sreekanth Ravi
                   Chairman, President, and Chief Executive
                                    Officer
                                SONICWALL, INC.
                              1160 Bordeaux Drive
                         Sunnyvale, California  94089
                    (Name and address of agent for service)
                                 (408) 745-9600
         (Telephone number, including area code, of agent for service)
                              ___________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================


                                                                     Proposed
                                                                     Maximum            Proposed Maximum
                                              Amount to be         Offering Price      Aggregate Offering         Amount of
Title of Securities to be Registered          Registered (1)       per Share (2)           Price (2)            Registration Fee
------------------------------------          ----------               -----               -----                ----------------

Ignyte Technology, Inc. 1999 Stock
----------------------------------
 Option Plan
------------
 Options                                       82,656                   N/A                  N/A                     N/A
 Common Stock (par value $0.001)              82,656 Shares              $3.20              $264,499.20               $66.13

(1)   This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Ignyte
      Technology, Inc. 1999 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of SonicWALL, Inc.

(2)   Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.


                                    PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         SonicWALL, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001;

         (c) The Registrant's Current Reports on Forms 8-K and 8-K/A filed with the SEC on August 8, 2000, October 27, 2000, November 27, 2000, and January 26, 2001; April 30, 2001; and

         (d) The Registrant's Registration Statement No. 000-27723 on Form 8-A filed with the SEC on October 19, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. Article V of the Registrant's Amended and Restated Articles of Incorporation, that was filed and effective upon completion of the Registrant's public offering, provides for indemnification of its directors and officers to the maximum extent permitted by the California General Corporation Law, and Article VI of the Registrant's Bylaws, that was effective upon completion of the Registrant's public offering, provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the California General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors of officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Reference is also made to Section 7 of the Underwriting Agreement, which indemnifies officers and directors of the Registrant against certain liabilities.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number       Exhibit
--------------       -------

   4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27723 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

   5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

  23.1 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

  23.2               Consent of PricewaterhouseCoopers LLP, Independent
                     Accountants.

  23.3               Consent of Arthur Andersen LLP, Independent Public
                     Accountants

  24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.  Undertakings
         ------------

                 A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Ignyte Technology, Inc. 1999 Stock Option Plan.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 18th day of May, 2001.


                                            SONICWALL, INC.

                                            By:   /s/ Sreekanth Ravi
                                                  ------------------------------
                                                  Sreekanth Ravi
                                                  Chairman, President, and Chief
                                                  Executive Officer


                               POWER OF ATTORNEY
                               -----------------


KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of SonicWALL, Inc., a California corporation, do hereby constitute and appoint Sreekanth Ravi and Michael J. Sheridan, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                                 Date
---------                                  -----                                                 ----
/s/ Sreekanth Ravi                      Chairman, President, Chief Executive Officer,
-----------------------------------     and Director (Principal Executive Officer)               May 18, 2001
Sreekanth Ravi
                                        Chief Operating Officer and Chief Financial
/s/ Michael J. Sheridan                 Officer (Principal Financial and Accounting              May 18, 2001
-----------------------------------     Officer)
Michael J. Sheridan


/s/ Ronald E. Heinz
-----------------------------------     Vice President, Worldwide Sales and Director             May 18, 2001
Ronald E. Heinz

/s/ Sudhakar Ravi
-----------------------------------     Chief Technical Officer and Director                     May 18, 2001
Sudhakar Ravi

/s/ Charles Kissner
-----------------------------------     Director                                                 May 18, 2001
Charles Kissner

/s/ David Shrigley
-----------------------------------     Director                                                 May 18, 2001
David Shrigley

/s/ Cary Thompson
-----------------------------------     Director                                                 May 18, 2001
Cary Thompson

/s/ Robert M. Williams
-----------------------------------     Director                                                 May 18, 2001
Robert M. Williams

                                 EXHIBIT INDEX



Exhibit Number    Exhibit
--------------    -------

   4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27723 on
                  Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

   5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

  23.1 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

  23.2            Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

  23.3            Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

  24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.